UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2024
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Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL	60614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Election of Directors to the Board of Directors

In connection with the closing of the Common Stock Purchase Agreement between the Exicure, Inc. (the “Company’) and HiTron Systems Inc. (“HiTron”) executed on November 12, 2024 (the “Purchase Agreement”), on November 21, 2024, the Board of Directors (the “Board”) of the Company appointed Andy Yoo and Seung Ik Baik to the Board.

Mr. Yoo will serve as a Class I director for a term expiring at the Company’s 2027 annual meeting of stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Mr. Baik will serve as a Class III director for a term expiring at the Company’s 2026 annual meeting of stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. There are no family relationships between Mr. Yoo or Mr. Baik and any director or executive officer of the Company.

For their services on the Board, both Mr. Yoo and Mr. Baik will receive an annual retainer of $20,000. The Company also intends to enter into the Company’s standard form of indemnification agreement with both Mr. Yoo and Mr. Baik. As of the date of this report, Mr. Yoo or Mr. Baik have not been appointed to any committees of the Board. To the extent they are appointed to a committee, the Company will disclose their appointment within four business days.

The Board also appointed Mr. Yoo as the Chief Restructuring Officer of the Company and entered into an employment agreement with Mr. Yoo effective November 21, 2024. For his services as an officer, Mr. Yoo will each receive an annual base salary of $200,000.

The appointments of Mr. Yoo and Mr. Baik to the Board and Mr. Yoo as Chief Restructuring Officer were made pursuant to rights of HiTron under the Purchase Agreement. Mr. Yoo is the Chief Executive Officer of HiTron.

Except as described above, neither Mr. Yoo nor Mr. Baik has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Hojoon Lee

On November 21, 2024, Hojoon Lee resigned from the Board for personal reasons, effective immediately as of such date. His resignation did not result from any disagreement regarding any matter related to the operations, policies or practices of the Company.

Resignation of Eui Yull Hwang

On November 21, 2024, Eui Yull Hwang resigned from the Board for personal reasons, effective immediately as of such date. His resignation did not result from any disagreement regarding any matter related to the Company’s operations, policies or practices of the Company.

Item 8.01    Other Events

On November 21, 2024, the Company received the $1.3 million in connection with the closing of Purchase Agreement.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2024	EXICURE, INC.
(registrant)

	By:	/s/ Paul Kang
Paul Kang
Chief Executive Officer